Exhibit 32.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 USC 1350 (Section 906 OF THE SARBANES-OXLEY ACT OF 2002)

I, Hugh C. Lane, Jr., President of Bank of South Carolina Corporation (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.
the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (U.S.C. 78m or 78o(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 28, 2009

BY: /s/Hugh C. Lane, Jr.
Hugh C. Lane, Jr.
President and Chief Executive Officer